EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 8, 2001 included in the Versatel Telecom International N.V. Form 20-F for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN

Amsterdam, The Netherlands

October 12, 2001